[English Translation]

Agreement for Equity Swap

Party A: Mr. Xiu Hai Tian
Party B: Tianjin SingOcean Public Utility Development Co., Ltd

Whereas:

1.	Mr. Xiu Hai Tian is a PRC natural person and legally holds 49% equity of Qinhuangdao Chensheng Gas Ltd (“Chensheng Gas”).

2.	Tianjin SingOcean Public Utility Development Co., Ltd is a Sino-foreign joint-venture, established legally in China and legally holds 99% equity of Hunchun SingOcean Energy Ltd.

3.
In order to make full use of both Parties’ own advantages and resources in operating the gas industry for development of the gas projects, the parties hereto mutually agree as follows on the swap of the 49% equity of Chensheng Gas, hold by Party A, with the 99% equity of Hunchun SingOcean, hold by Party B:

1)
Party A represents that it has sole power to dispose of the equity that is to be swapped to Party B, that there exists no pledge or judicial attachment on the same equity, that the equity is free from any recourse from any third party. Otherwise Party A should be liable for all economic and legal liabilities arising herefrom. Meanwhile the equity swap has been consented to by all the creditors.

Party B represents that it has sole power to dispose of the equity that is to be swapped to Party A, that there exists no pledge or judicial attachment on the same equity, that the equity is free from any recourse from any third party. Otherwise Party B should be liable for all economic and legal liabilities arising herefrom. Meanwhile the equity swap has been consented to by all the creditors.

2)	The value of the equity and the transfer becomes effective

According to full investigations on each other by both parties, the net assets corresponding to the 49% equity of Chensheng Gas hold by Party A are almost equal to the net assets the 99% equity of Hunchun SingOcean hold by Party B, and the equipments and devices are in good operational condition. Both parties confirm that the other party need not pay any asset or cash for any discrepancy except the swapped equity (the final amount of the net assets is subject to the assets valuation report).

Both parties should start the procedure of the registration for change at the Administration for Industry and Commerce (“AIC”) as soon as the agreement has been signed. Both parties will legally hold the equity of the other party after the above procedure. After the registration for change, Party B will legally hold the 49% equity of Chensheng Gas and Party A will legally hold the 99% equity of Hunchun SingOcean.

3)	Allocation of profits and losses of the swapped equity (rights and debts)

A.
Both parties should be entitled to the profits and share the corresponding losses and risks of the companies in accordance with their respective proportions in the swapped equity once the registration for change at the AIC has been completed after the effectiveness of this agreement.

B.
When one Party’s failure at its signing of this agreement to truthfully notify the other party of the liabilities attaching to the swapped equity brings about losses to the other party after the latter becomes a shareholder of the company, the party that has incurred losses has the right to claim for compensation from the first party.

4)	Liability for breach of the Agreement

A.
Both parties should conscientiously perform the agreement as soon as the agreement becomes effective. A party should be held liable under relevant laws and the agreement if it has not fully performed its obligation pursuant to the agreement.

B.
When any reason causes one party unable to complete the AIC registration on schedule or impacts materially on the fulfillment of the purpose for entering into the agreement, the other party should pay the liquidated damage in the amount of one ten thousandth of the value of the equity. When the amount of the liquidated damage is less than the actual losses, the delinquent party shall pay additional damages.

5)	Amendment and termination of the agreement

Both parties may amend and terminate this agreement through mutual agreement. Both parties should sign a separate agreement for amendment and termination of this agreement if they have agreed to amend or terminate the agreement through mutual agreement.

6)	Expenses

The expenses incurred by the parties with respect to the equity swap process (such as the fees for notarization, audit, asset appraisal, AIC registration and so on) shall be paid by each party respectively.

7)	Dispute Resolution

Any dispute relating to or arising under this agreement shall be resolved through friendly consultation by both parties. If such consultation fails, it may be resolved by the following means (tick in the block before the one item that is chosen): □ submit the dispute to arbitration at Tianjin Arbitration Committee; □ institute legal proceedings in a people’s court with jurisdiction.

8)	Effect of the agreement

This Agreement will be effective as soon as it is signed and sealed by both parties. Both parties shall complete the registration procedure at the AIC within 3 days after this Agreement comes into effect.

9)	This Agreement is signed in six copies. Each party holds one copy, and the other copies shall be submitted to the relevant governmental departments.

Party A: Mr. Xiu Hai Tian
Representative: /s/ Xiu Hai Tian

Party B: Tianjin SingOcean Public Development Co., Ltd
Legal representative: /s/ Chun Ming Guo
(Seal of Tianjin SingOcean Public Development Co., Ltd)

Date: September 16, 2008